PPLUS SPR-1
Distribution Summary
Number of Certificates	1,700,600

CUSIP to be Redeemed	73941X817
CUSIP to be Delivered	852060AD4

Total Bonds to be Distributed	42,497,000.00
Excess Underlying Securities Proceeds	724,816.00

Only delivered in multiples of 40 Shares
Bonds per Share	$25.00
Cash per Share	$0.4262120700

Only delivered to holders of 39 or less shares
Approximate Cash per Share*	$22.99

* For Holders of Certificates for which the liquidation of the Underlying Securities occurred after transfers to DTC participants, the amount of such cash distribution for lots of 39 or fewer Certificates varies based on the liquidation price obtained in relation to the Underlying
Securities allocable to particular lots held by or through individual participants in DTC.
Such liquidation prices could not be determined on August 30; they could be determined only after crediting of Underlying Securities to the relevant individual DTC participants.
The liquidation price in respect of individual participants in DTC depends on time of sale, available prices, lot sizes and other market factors.